Exhibit 10.72

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of  February           , 2012, is entered into by and between ANALYSTS INTERNATIONAL CORPORATION, a Minnesota corporation (“Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”).

RECITALS

Company and Wells Fargo are parties to that certain Credit and Security Agreement dated as of September 30, 2009, as amended by a First Amendment to Credit and Security Agreement dated as of February 23, 2011, and as amended by a Second Amendment to Credit and Security Agreement dated as of September 21, 2011 (as so amended, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in these recitals and in this Amendment shall have the meanings ascribed to them in the Credit Agreement unless otherwise specified herein.

Company has requested that certain amendments be made to the Credit Agreement, which Wells Fargo is willing to make pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Amendments to Credit Agreement.

(a)                                  Section 1.2(a)(v) of the Credit Agreement is hereby amended in its entirety to read as follows:

(v)                                 [Reserved],

(b)                                 Section 5.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(b)                                 Minimum Trailing Twelve Months Earnings Before Taxes.  Company shall achieve, during each twelve month period described below, Earnings Before Taxes for the Consolidated Group of not less than the amount set forth for each twelve month period:

Twelve Month Period Ended	Minimum Earnings Before Taxes
March 31, 2012	$250,000
June 30, 2012	$250,000
September 29, 2012	$250,000
December 29, 2012	$250,000
March 30, 2013	$250,000

Twelve Month Period Ended	Minimum Earnings Before Taxes
June 29, 2013	$250,000
September 28, 2013	$250,000
December 28, 2013	$250,000
March 29, 2014	$250,000
June 28, 2014	$250,000
September 27, 2014	$250,000

(c)                                  Section 5.2(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

(d)                                 Minimum Excess Borrowing Base Availability.  Company shall maintain, at all times, a minimum Excess Borrowing Base Availability of not less than $3,000,000.

(d)                                 The “.” appearing at the end of Section 5.6(d) is hereby replaced with “;” and the following new Section 5.6(e) of the Credit Agreement is hereby added immediately following the existing Section 5.6(d) to read as follows:

(e)                                  any Permitted Acquisitions.

(e)                                  The notice address of Wells Fargo Bank, National Association appearing below its signature block on the signature page of the Credit Agreement is hereby revised in its entirety to read as follows:

Wells Fargo Bank, National Association

MAC N9314-080

730 Second Avenue South

US Trust Building, 8th Floor

Minneapolis, MN  55402

Fax: (855) 575-5270

Attention:  Karen Chew

e-mail:  karen.j.chew@wellsfargo.com

(f)                                    The definition of “Subcontractor Payables” contained in Exhibit A of the Credit Agreement is hereby amended in its entirety to read as follows:

“Subcontractor Payables” means, at any date of determination, the aggregate amount of accounts payable owed by Company to subcontractors of Company that are unpaid 30 days or more after the invoice date.

(g)                                 The following new definition is hereby added to Exhibit A of the Credit Agreement, in the appropriate alphabetical order:

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“Permitted Acquisition” means the acquisition by Company or a Subsidiary of (x) assets constituting a business, division or product line of any Person not already a Subsidiary, or (y) the Capital Stock of any such Person (including by way of merger) as a result of which stock acquisition such Person shall become a Subsidiary of Company or shall be merged with and into a Subsidiary of Company (such assets or Person are referred to as a “Target”), provided that (in each case):

(h)                                 no default or Event of Default is continuing at the time of such transaction or would be caused by such transaction;

(i)                                     the business activities of the Target are substantially similar to the business activities conducted by Company and its Subsidiaries at the time of the transaction or a reasonable extension thereof;

(j)                                     in the case of any consolidation or merger, Company or an existing Subsidiary shall be the continuing or surviving corporation (provided, however, that under no circumstances may Company merge into or consolidate with any Subsidiary);

(k)                                  Wells Fargo shall hold a perfected, first-priority security interest in and lien on all of the assets directly or indirectly acquired by Company or any Subsidiary in such transaction (including, but not limited to, the assets of the Target and, if the Target survives such transaction as a separate Subsidiary, any Capital Stock in the Target) pursuant to Security Documents acceptable to Wells Fargo in its sole discretion;

(l)                                     the aggregate consideration (including the assumption of Debt or other liabilities) to be paid by Company and its Subsidiaries on account of such transaction does not exceed $1,000,000 and aggregate consideration to be paid by Company and its Subsidiaries for all Permitted Acquisitions in that fiscal year does not exceed $1,500,000;

(m)                               Excess Borrowing Base Availability must be at least $3,000,000 at all times prior to and, on a proforma basis, immediately following any Permitted Acquisition;

(n)                                 any Lien, Debt or other liability incurred or assumed by Company or any Subsidiary in connection with such transaction is permitted under the Loan Documents;

(o)                                 no Target shall be organized or domiciled under the law of any jurisdiction outside the United States, and no Target shall have more than 5% of its assets or annual revenues based in or from outside of the United States or Canada (as determined from the most recently available financial information for the Target);

(p)                                 such Permitted Acquisition is non-hostile (i.e., the prior, effective written consent or approval of the Target’s governing board shall have been obtained); and

(q)                                 if such Target remains a separate Subsidiary, such Target shall have become a Guarantor and shall have granted a first-priority security interest in and lien in all of its assets pursuant to Loan Documents acceptable to Wells Fargo in its sole discretion, and Company shall have delivered such evidence of the due authorization and execution of all documents in connection therewith and such related matters as Wells Fargo may request.

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2.                                       Exhibits.  Exhibit E of the Credit Agreement is hereby replaced with Exhibit E to this Agreement.

3.                                       No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4.                                       Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

(a)                                  a Certificate of the Secretary of Company certifying (i) as to the resolutions of the board of directors of Company approving the execution and delivery of this Amendment, (ii) that attached thereto are true, complete and correct copies of the Constituent Documents of Company as in effect as of the date of this Amendment, and (iii) that the officers and agents of Company who have been certified to Wells Fargo, pursuant to the Certificate of Secretary of Borrower of Company’s secretary or assistant secretary dated August 22, 2011, as being authorized to sign and to act on behalf of Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of Company authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of Company; and

(b)                                 such other matters as Wells Fargo may require.

5.                                       Representations and Warranties.  Company hereby represents and warrants to Wells Fargo as follows:

(a)                                  Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by Company and constitute the legal, valid and binding obligation of Company, enforceable in accordance with its terms;

(b)                                 the execution, delivery and performance by Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not:  (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Company, or the articles of incorporation or by-laws of Company; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Company is a party or by which it or its properties may be bound or affected; and

(c)                                  all of the representations and warranties contained in Article IV and Exhibit D of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.                                       References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

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7.                                       No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

8.                                       Release. Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9.                                       Costs and Expenses. Company hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Company specifically agrees to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  Company hereby agrees that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Company, make a loan to Company under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expense.

10.                                 Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Signature page follows

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ANALYSTS INTERNATIONAL CORPORATION

By:	/s/ William R. Wolff
	Name:	William R. Wolff
	Title:	Chief Financial Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Karen J. Chew
	Name:	Karen J. Chew
	Title:	Authorized Signatory

Signature Page to Third Amendment to Credit and Security Agreement

Exhibit E to Third Amendment

Exhibit E to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association
Date:	[ , 20 ]
Subject:	Financial Statements

In accordance with our Credit and Security Agreement dated September 30, 2009 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of Analysts International Corporation (“Company”) dated [                              , 20        ] (the “Reporting Date”) and the year-to-date period then ended or the trailing twelve month period, as applicable (the “Current Financials”).  All terms used in this certificate and not otherwise defined herein have the meanings given in the Credit Agreement.

A.                                    Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP and fairly present Company’s financial condition as of the Reporting Date.

B.                                    Name of Company; Merger and Consolidation.  I certify that:

(Check one)

☐                                    Company has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐                                    Company has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: ☐ was consented to in advance by Wells Fargo in an Authenticated Record, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.                                    Events of Default.  I certify that:

(Check one)

☐                                    I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to Wells Fargo in a Record.

☐                                    I have knowledge of an Event of Default under the Credit Agreement not previously reported to Wells Fargo in a Record, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that Wells Fargo may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.                                    Litigation Matters.  I certify that:

(Check one)

☐                                    I have no knowledge of any material adverse change to the litigation exposure of Company or any of its Affiliates or of any Guarantor.

☐                                    I have knowledge of material adverse changes to the litigation exposure of Company or any of its Affiliates or of any Guarantor not previously disclosed in Exhibit D, as more fully described in the statement of facts attached to this Certificate.

E.                                      Financial Covenants.  I further certify that:

(Check and complete each of the following)

1.                                       Minimum Year-to-Date Earnings Before Taxes (for periods ending 12/31/2011 and earlier).  Pursuant to Section 5.2(a) of the Credit Agreement, Company’s Earnings Before Taxes for the year-to-date period ending on the Reporting Date, was [$                          ], which ☐  satisfies ☐  does not satisfy the requirement that such amount be not less than the applicable year-to-date amount set forth in the table below (numbers appearing between parentheticals are negative) on the Reporting Date:

Year-to-Date Period Ended	Minimum Earnings Before Taxes
April 2, 2011	$(400,000)
July 2, 2011	$(1,200,000)
October 1, 2011	$(1,000,000)
December 31, 2011	$(800,000)

2.                                       Minimum Trailing Twelve Months Earnings Before Taxes (for periods ending after 12/31/2011).  Pursuant to Section 5.2(b) of the Credit Agreement, Company’s Earnings Before Taxes for the twelve month period ending on the Reporting Date, was [$                          ], which ☐  satisfies ☐does not satisfy the requirement that such amount be not less than the applicable trailing twelve month amount set forth in the table below (numbers appearing between parentheticals are negative) on the Reporting Date:

Twelve Month Period Ended	Minimum Earnings Before Taxes
March 31, 2012	$250,000
June 30, 2012	$250,000
September 29, 2012	$250,000
December 29, 2012	$250,000
March 30, 2013	$250,000
June 29, 2013	$250,000

Twelve Month Period Ended	Minimum Earnings Before Taxes
September 28, 2013	$250,000
December 28, 2013	$250,000
March 29, 2014	$250,000
June 28, 2014	$250,000
September 27, 2014	$250,000

3.                                       Capital Expenditures.  Pursuant to Section 5.2(c) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, Company has expended or contracted to expend during the fiscal year ended [                              , 20      ], for Capital Expenditures, [$                                      ] in the aggregate which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed (i) during the fiscal year ended December 31, 2011, (A) $2,500,000 in the aggregate for the Consolidated Group or (B) more than $2,500,000 in any one transaction  and (ii) during any fiscal year following the fiscal year ended December 31, 2011, (A) $2,000,000 in the aggregate for the Consolidated Group or (B) more than $2,000,000 in any one transaction.

4.                                       Minimum Excess Borrowing Base Availability.  Pursuant to Section 5.2(d) of the Credit Agreement, Company has maintained an average minimum Excess Borrowing Base Availability of [$                                          ]  during the calendar month, and has ☐ satisfied ☐  not satisfied the requirement that Company maintain a minimum Excess Borrowing Base Availability of not less than $3,000,000 at all times.

5.                                       Salaries.  Company ☐ is ☐ is not in compliance with Section 5.9 of the Credit Agreement, which requires that Company not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Company’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

ANALYSTS INTERNATIONAL CORPORATION

By:
Name:
Title: Chief Financial Officer